Exhibit 99.1

Quanterix Appoints Michael Doyle as Chief Financial Officer
Doyle brings strong financial experience and track record to Quanterix

Billerica, Mass. – June 28, 2021 Quanterix Corporation (NASDAQ: QTRX), a company digitizing biomarker analysis with the goal of advancing the science of precision health, today announced that it has named Michael Doyle to the position of Chief Financial Officer (CFO) and Treasurer, effective July 12, 2021. Doyle replaces Shawn Stetson, who has served as the Company’s Interim Chief Financial Officer and Treasurer.

“Mike is a strong financial executive with deep experience serving as a public company CFO , and in light of our company’s continued growth and opportunity to transform healthcare through our non-invasive early detection technology, we welcome his business acumen as we scale and strengthen our executive team with top talent,” said Kevin Hrusovsky, Chairman and Chief Executive Officer, Quanterix and Founder of Powering Precision Health Foundation. “Mike’s track record for driving organic and inorganic growth coupled with his strong experience scaling businesses processes and financial organizations is a rare find and should serve us well as we scale our research and diagnostic opportunity.”

In his most-recent role as CFO at Forrester Research, Mike managed a global team of 85 professionals and completed seven acquisitions in 13 years, including the recent acquisition and integration of SiriusDecisions in 2019. At Forester, Mike was responsible for implementing new systems and processes that enabled the company to grow from $200M to $500M in revenue. Prior to Forrester, Mike served as CFO of EasyLink Services, where he led a 50-person finance organization responsible for finance, accounting, human resources and information systems.

“I’ve long admired the work of Quanterix and its strategic potential to help revolutionize healthcare and precision health,” said Doyle. “From the company’s mission to its people, I am eager to join Quanterix and help fulfill its “life changing” vision. I am excited to join such an impressive leadership team and help shape the Company’s future and realize its incredible potential.”

For more information on Quanterix please visit: www.quanterix.com

About Quanterix

Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Billerica, Massachusetts. For additional information, please visit https://www.quanterix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Media Contact:
PAN Communications
Matthew Briggs, (202) 641-1202
quanterix@pancomm.com